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                                                                   EXHIBIT 4 (c)
                                                                   ---------


                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

                            FORM OF RIGHT CERTIFICATE
                            -------------------------

                                CERTIFICATE NO. R

                                     RIGHTS


         Not exercisable after January 16, 1999, or earlier if redeemed by the Company. The Rights are subject to redemption, at the option of the Company, at $.01 per right, on the terms set forth in the Rights Agreement. Under certain circumstances, rights beneficially owned by an acquiring person or an affiliate or associate of an acquiring person (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights may become null and void. [The rights represented by this Right Certificate were issued to a person who was an acquiring person or an affiliate or associate of an acquiring person. This Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the rights agreement.]

                                RIGHT CERTIFICATE

         This certifies that, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 16, 1989 (the "Rights Agreement"), between Computer Task Group, Incorporated, a New York corporation (the Company"), and The First National Bank of Boston, a national banking association, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on January 16, 1999 (the "Expiration Date"), at the office of the Rights Agent or its successors as Rights Agent designated for such purpose, in one one-thousandth (1/1000th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at a purchase price of $50 per one one-thousandth (1/1000th) of a share (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

         The portion of the legend in brackets shall be inserted only if applicable.

         The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of January 16, 1989. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         If the Rights evidenced by this Right Certificate are or were at any tine on or after the earlier of the Distribution Date or the Share Acquisition Date (as such terns are defined in the Rights Agreement) beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall, under certain circumstances, become null and void and the holder of any such Right (including any subsequent holder) shall not have any right to exercise any such Right.

         This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are available from the Company upon written request.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right


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Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earliest of

                 (i) the Distribution Date and
                 (ii) the Expiration Date; PROVIDED, HOWEVER, that, after there shall be an Acquiring Person the Rights may not be redeemed (all terms as defined in the Rights Agreement).

         The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1000th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:                          COMPUTER TASK GROUP, INCORPORATED



                                      By
                                     [Name]
                                     [Title]

                                     Attest:
                                     (Name]
                                     (Title]


Countersigned:                       THE FIRST NATIONAL BANK OF BOSTON,
as Rights Agent,


                                     By
                                     Authorized Signature



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                    (on Reverse Side of Right Certificate]

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

(To be executed by the registered holder if such holder desires to exercise-the Rights represented by this Right Certificate.)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other securities) be issued in the name of:

                      (Please print name and address)

                      Please insert social security or other identifying number:

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                      (Please print name and address).

                      Please insert social security or other identifying number:


Dated:

Signature

Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:            200


Signature

Signature Guaranteed


                                     NOTICE
                                     ------

         The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


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